Exhibit 10ci

FORM OF PERFORMANCE LONG-TERM INCENTIVE AWARD CERTIFICATE

C. R. BARD, INC.

2003 LONG TERM INCENTIVE PLAN

Performance Long-Term Incentive Award

Award Certificate

Granted To:	Grant Date:

Employee Number:	Target Number of Shares:

C. R. Bard, Inc., a New Jersey corporation (the “Corporation”) hereby grants you an award (the “Performance Long-Term Incentive Award”) under the 2003 Long Term Incentive Plan of C. R. Bard, Inc., as amended from time-to-time (the “Plan”), pursuant to which you are eligible to earn a number of shares of common stock of the Corporation (the “Shares”) based upon the Target Number of Shares set forth above, which may be increased or decreased in accordance with the attached Performance Long-Term Incentive Award Terms and Conditions (the “Terms and Conditions”) and subject to the terms of the Plan, each of which is incorporated herein by reference and is a part of this Award Certificate.

This Award Certificate, the Plan and the attached Terms and Conditions constitute the entire agreement between the Corporation and you with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or verbal, between the Corporation and you in connection with such subject matter.

Please sign and return the attached copy of this Award Certificate to: Royal Olson, 730 Central Avenue, Murray Hill, New Jersey 07974.

I acknowledge receipt of, and understand and agree to, the terms of this Performance Long-Term Incentive Award Certificate, the Plan, and the Terms and Conditions.

Employee Signature	Date

Print Name

Attachments:	Performance Long-Term Incentive Award Terms and Conditions 2003 Long Term Incentive Plan Plan Prospectus dated February 2012

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

FORM OF PERFORMANCE LONG-TERM INCENTIVE AWARD TERMS AND CONDITIONS

C. R. BARD, INC.

2003 LONG TERM INCENTIVE PLAN

PERFORMANCE LONG-TERM INCENTIVE AWARD

Terms and Conditions

Grant Date: [            ]

C. R. Bard, Inc., a New Jersey corporation (the “Corporation”) has granted you an award (the “Performance Long-Term Incentive Award”) under the 2003 Long Term Incentive Plan of C. R. Bard, Inc., as amended from time-to-time (the “Plan”). Under the Performance Long-Term Incentive Award, you will be eligible to earn a number of shares of common stock of the Corporation (the “Shares”) based on the target number of Shares (the “Target Number”) set forth in the Award Certificate (the “Award Certificate”) accompanying these Performance Long-Term Incentive Award Terms and Conditions (the “Terms and Conditions”) adjusted based on the achievement of certain performance criteria, as described in Section 1 below. The Performance Long-Term Incentive Award is designated as a Performance-Based Award pursuant to Section 8(b) of the Plan. The Performance Long-Term Incentive Award is subject to the Plan, the Award Certificate, and these Terms and Conditions. All capitalized terms not otherwise defined in these Terms and Conditions or in the Award Certificate shall have the same meaning set forth in the Plan. The Plan is administered by the Compensation Committee (the “Committee”) of the C. R. Bard, Inc. Board of Directors (the “Board”).

1.	Earning of the Shares.

(a)	While you are employed by the Corporation or one of its Subsidiaries, you will be eligible to earn a number of Shares that is between [a specified range] of the Target Number, such number of earned Shares to be determined based on the formula set forth in Section 1(b) below, on the date of the Committee’s certification of the level of achievement of the performance criteria set forth in Sections 1(c) and 1(d) (the “Certification Date”).

(b)	The number of Shares earned shall be based on [certain performance-based vesting criteria based on (i) average earnings per share growth, modified by relative total shareholder return or (ii) such other criteria the Committee determines consistent with the Plan, over a period to be determined] (the “Performance Period”). Subject to the limitations set forth in Section 1(e) below, the total number of Shares earned during the Performance Period shall be equal to: (i) the Initial Percentage (as determined in Section 1(c) below) multiplied by (ii) the Adjusted Percentage (as determined in Section 1(d) below) multiplied by (iii) the Target Number.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

(c)	The Initial Percentage shall be determined [based on performance-based vesting criteria based on (i) specified achievement of average earnings per share growth during the Performance Period generally exclusive of items of an unusual or infrequent nature or (ii) such other criteria the Committee determines consistent with the Plan].

(d)	The Adjusted Percentage shall be determined [based on additional performance-based criteria set by the Committee, which may include relative total shareholder return over the Performance Period].

(e)	If the [performance-based vesting criteria are not met], no Shares shall be earned. In no event will the total number of Shares earned [exceed a specified percentage] of the Target Number.

(f)	If your employment with the Corporation or one of its Subsidiaries is terminated prior to the last day of the Performance Period for any reason other than death, Disability, or Retirement, the Performance Long-Term Incentive Award shall immediately terminate and be forfeited and no Shares shall be earned.

(g)	Notwithstanding anything to the contrary in the Plan or these Terms and Conditions, if your employment with the Corporation or one of its Subsidiaries is terminated by reason of death or Disability prior to the last day of the Performance Period, you shall earn a number of Shares equal to the Target Number, and no further Shares shall be earned.

(h)	Notwithstanding anything to the contrary in the Plan or these Terms and Conditions, upon the occurrence of a Change of Control prior to the last day of the Performance Period, you shall earn a number of Shares equal to the Target Number, and no further Shares shall be earned.

(i)	Notwithstanding anything to the contrary in the Plan or these Terms and Conditions, upon your Retirement prior to the last day of the Performance Period, you shall earn a number of Shares determined based on the formula set forth in Section 1(b) above and based on the Committee’s certification of the level of achievement of the performance criteria set forth in Sections 1(c) and 1(d) on the Certification Date, pro rated for the period from January 1, 2012 to the date of your Retirement. On the date that Shares with respect to the Performance Long-Term Incentive Award are paid to other Participants following the Certification Date, pursuant to Section 4(a) below, you will receive a number of Shares equal to the number of Shares earned. For purposes of these Terms and Conditions, your Retirement shall mean the date of your termination from employment with the Corporation or any of its Subsidiaries; provided that (A) you have attained age 55 and are credited with ten (10) or more years of vesting service under the Employees’ Retirement Plan of C. R. Bard, Inc., or any successor plan thereto (the “U.S. Retirement Plan”); or (B) you have attained age 65 and are credited with five (5) or more years of service under the U.S. Retirement Plan. For purposes of determining whether, and to what extent, you are credited with vesting service under the preceding sentence, service provided to a foreign affiliate of the Corporation shall be treated as service provided to a U.S. participating employer in the U.S. Retirement Plan.

(j)	For the avoidance of doubt, except as set forth above, you must be employed by the Corporation or one of its Subsidiaries on the last day of the Performance Period in order to be eligible to earn any Shares.

2.	No Right to Continued Employment. The granting, issuance or earning of the Shares pursuant to this Performance Long-Term Incentive Award, based on the Target Number set forth in the Award Certificate and adjusted pursuant to these Terms and Conditions, shall impose no obligation on the Corporation or any affiliate to continue your employment and shall not lessen or affect the Corporation’s or any affiliate’s right to terminate your employment.

3.	No Rights as a Stockholder. You shall not have any rights as a shareholder of the Corporation, including, but not limited to, voting rights, with respect to the Shares until such Shares have been registered in your name in the Corporation’s register of shareholders pursuant to Section 4.

4.	Delivery of Shares.

(a)	For each Share that is earned in accordance with Section 1, one Share shall be registered in your name by the Corporation’s transfer agent in book entry form, at which time, these Terms and Conditions shall terminate and no further Shares shall be earned. Within 60 days after such Shares are earned, at your request (or at the request of your legal representative, beneficiary or heir), the Corporation shall direct the transfer agent to deliver certificates evidencing such Shares to you, or your legal representative, beneficiary or heir.

(b)	If the Corporation determines that any issuance or delivery of Shares to you pursuant to these Terms and Conditions will violate the requirements of any applicable federal or state laws, rules or regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such federal or state laws, rules or regulations. Any such Shares shall be subject to such stop transfer orders and other restrictions as the Committee or the Corporation may deem necessary or advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed and any applicable federal, state or foreign laws, rules or regulations. Certificates delivered to you may bear such legends as the Corporation may deem necessary or advisable.

5.	Transferability. You may not assign, alienate, pledge, attach, sell or otherwise transfer, dispose of or encumber Shares subject to the Performance Long-Term Incentive Award other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, disposition or encumbrance shall be void and unenforceable against the Corporation or any affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, disposition or encumbrance. You may designate a beneficiary, on a form supplied by the Corporation, who may receive the Shares under these Terms and Conditions in the event of your death. No such permitted transfer of the Shares to your heirs or legatees shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee or the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of these Terms and Conditions.

6.	Withholding. You may be required to pay to the Corporation or one of its Subsidiaries, and the Corporation or one of its Subsidiaries shall have the right and is hereby authorized to withhold, any applicable amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, issuance or earning of the Shares, as a condition to such grant, issuance or earning, or as a result of any payment or transfer under or with respect to the Shares. The Committee may take such other action as may be advisable in the opinion of the Corporation to satisfy all obligations for the payment of such withholding taxes. You may elect to pay all or a portion of the minimum amount of taxes required to be withheld by (a) delivery of Shares or (b) having Shares withheld by the Corporation from any Shares that you would have otherwise received, such Shares in either case having an aggregate Fair Market Value at the time of payment equal to the amount of such withholding taxes.

7.	Securities Laws. Upon the issuance, earning or delivery of any Shares, you will make or enter into such written representations, warranties and agreements as the Corporation may reasonably request in order to comply with applicable securities laws, the Award Certificate or with these Terms and Conditions.

8.	Notices. Any notice required or permitted under these Terms and Conditions shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to you at your address on file at the Corporation or such other address as you may designate in writing to the Corporation, or to the Corporation, Attention: Secretary, at 730 Central Avenue, Murray Hill, New Jersey 07974, or such other address as the Corporation may designate to you in writing.

9.	Failure to Enforce Not a Waiver. The failure of the Corporation to enforce at any time any provision of the Plan or of these Terms and Conditions shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.	No Limitation on Rights of the Corporation. The grant of the Performance Long-Term Incentive Award shall not in any way affect the right or power of the Corporation to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.	Entire Agreement. The Plan, the Award Certificate and these Terms and Conditions constitute the entire agreement between the Corporation and you with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or verbal, between the Corporation and you in connection with such subject matter.

12.	Choice of Law. THE PLAN, THE AWARD CERTIFICATE AND THESE TERMS AND CONDITIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO CONFLICTS OF LAWS. FOR PURPOSES OF LITIGATING ANY DISPUTE THAT ARISES UNDER THE AWARD CERTIFICATE OR THESE TERMS AND CONDITIONS, YOU AND THE CORPORATION AND ITS SUBSIDIARIES HEREBY SUBMIT AND CONSENT TO THE JURISDICTION OF THE STATE OF NEW JERSEY, AND AGREE THAT SUCH LITIGATION SHALL BE CONDUCTED IN THE COURTS OF UNION COUNTY, NEW JERSEY, OR THE UNITED STATES FEDERAL COURTS FOR THE DISTRICT OF NEW JERSEY.

13.	Performance Long-Term Incentive Award Subject to Plan. By your receipt of these Terms and Conditions and the Award Certificate, you agree and acknowledge that you have received and read a copy of the Plan and the related prospectus. The Performance Long-Term Incentive Award is in all respects governed by the Plan and subject to all of the terms and provisions thereof. The terms and provisions of the Plan are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.